May 3, 1996

Mr. Paul A. Margolis
21 Whispering Lane
Weston, MA 02193


Dear Paul:

This letter sets forth our agreement regarding your resignation from Marcam Corporation (the "Company").

     1. You hereby resign as an officer of the Company and as an officer or director of any subsidiary of the Company effective as of April 30, 1996. You will remain a director and Chairman of the Board of the Company.

     2. Your employment with the Company shall terminate as of April 30, 1996 (the "Resignation Date"). As of the Resignation Date, your salary will cease and any entitlement you have or might have had under any Company-provided bonus plan or benefit plan, program or practice will terminate, except as required by federal or state law or as otherwise described in this letter. The Resignation Date shall be treated as your "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and you will receive COBRA information under separate cover. Should you elect continuation of coverage under the Company's health plans in accordance with COBRA, the Company agrees to pay COBRA payments through December 31, 1996.

     3. On the Resignation DAte, you will receive a lump sum payment which equates to payment of your salary through December 31, 1996, less applicable federal, state and local withholding, payroll and other taxes. The gross amount of this payment is $167.999.80 and after deduction of applicable taxes, the net amount is $106,066.90.

     4. As of the Resignation Date, the stock options (the "Options") granted under the Incentive Stock Option Agreements (the "Stock Agreement") listed in Exhibit A attached hereto (a) shall be converted from incentive Stock Options to Non-Qualified Stock Options (as defined in the respective stock plan under which such options were granted), (b) shall continue to vest in accordance with the schedule set forth in the respective Stock Agreements and (c) shall be exercisable in accordance with their terms (as modified hereby) at any time before the close of business on April 20, 2001.

     5. Release by You. As a material inducement to the Company to enter into
        --------------
this Resignation Agreement, you, for yourself and for your representatives, agents, servants, executors, administrators, estates, heirs, successors and assigns, except as otherwise provided herein, hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company and its corporate affiliates, the Company's officers, directors, stockholders, agents and employees, both individually and in their official capacities, from any and all claims, charges, complaints, money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs) of every kind and nature which you ever had or now have against the Company and its corporate affiliates, the Company's officers, directors, stockholders, agents and employees, both individually and in their official capacities, whether based on any federal or state law or regulation regarding either employment or employment discrimination, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. 12000e et seq.; the Age Discrimination in Employment Act, 29 U.S.C. 1621 et seq.; M.G.L. c.151B, the Americans with Disabilities Act, 29 U.S.C. 1706 et seq.; The Massachusetts Equal Rights Act or the Massachusetts Civil Rights Act; wrongful discharge claims; any contract claims, whether oral or written, express or implied; any claims for back wages, salary, draws, commissions, bonuses, vacation pay, expenses, compensation, or severance pay, or any other statutory or common law claims and damages. This release does not include any claims under the Indemnity Agreement between the Company and you made as of April 10, 1987, any agreements made between the Company and you herein or the letter agreement dated May 1, 1996 regarding your services as director of the Company.

     Release by the Company. As a material inducement to you to enter into this
     ----------------------
Resignation Agreement, the Company, for itself and for its officers, directors, stockholders, corporate affiliates, agents, employees, successors and assigns, both individually and in their official capacities, except as otherwise provided herein, hereby fully, forever, irrevocably and unconditionally releases, remises and discharges you and your representatives, agents, servants, executors, administrators, estates, heirs, successors and assigns from any and all claims, charges complaints, money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs) of every kind and nature which it or they ever had or now has against you or your representatives, agents, servants, executors, administrators, estates, heirs, successors and assigns, whether based on any federal or state law or regulation or common law including without limitation any claims arising from any of your acts while you are or were an officer, director or employee of the Company; any contract claims, whether oral or written, express or implied; any claims for contribution or indemnification, or any other statutory or common law claims and damages. This release does not include any agreements made between the Company and you herein or the letter agreement dated May 1, 1996 regarding your services as director of the Company.

     6.  In addition, by your acceptance hereof, you acknowledge and agree that:

           (a) You have been informed that, since you are 40 years of age or older, you have or might have specific rights and/or claims under the Age Discrimination and Employment Act of 1967. In consideration of the compensation described in this letter agreement, you specifically waive such rights and/or claims to the extent such rights and/or claims arose prior to the date this letter agreement was executed.

           (b) You were advised by the Company of your right to consult with an attorney prior to executing this Agreement.

           (c) You were further advised when you were presented by the Company with the original draft of this Agreement that you had at least 21 days within which to consider its terms and consult with or seek advice from an attorney or any other person of your choosing.

           (d) By initialing below, you hereby acknowledge that you were informed and understand that you had at least 21 days within which to consider this letter agreement have consulted with an attorney regarding this letter agreement or have chosen not to consult with an attorney, and have considered carefully every provision of this letter agreement and that after having engaged in those actions, prefer to and have requested that you enter into this letter agreement prior to the expiration of the 21-day period discussed above.

           __________                   __________
           Initial                      Date

     7. The Company acknowledges (i) the exculpation and indemnification granted to you as a director, officer and employee of the Company under the Indemnity Agreement between the Company and you made as of April 10, 1987 (the Indemnity Agreement") and the Company's Articles of Organization and (ii) that the Company agrees to provide you with indemnification against any claims arising from your employment as an officer or director of the Company as set forth in the Indemnity Agreement, and, to the extent that they provide increased or greater indemnification to that provided under the Indemnity Agreement, in a manner consistent with and to the maximum extent provided by the Company's Articles of Organization and Article VIII of the Company's By-Laws; and such indemnification provisions shall survive the termination of your employment with the Company and after the termination of your service to the Company as an officer and/or director of the Company or as a fiduciary of an employee benefit plan to the extent that such indemnification provisions are applicable. The Company shall provide you with full insurance coverage under such directors and officers liability insurance policies as the Company shall maintain from time to time to the extent and for the period of time that you serve or have previously served as a director and/or officer of the Company.

     8. You shall retain the laptop computer provided to you by the Company for use during your employment. The Company hereby assigns and transfers to you all of its right, title and interest in and to the laptop computer provided to you by the Company for use during your employment.

     9. You agree that you will not disclose or deliver to anyone, including employees of the Company, except as authorized by the Company, or use in any way other than in the Company's business as you are involved as a director of the Company, any information or material relating to the business of the Company (including information or materials received by the Company or its subsidiaries from others) and intended by the Company to be kept in confidence by its recipients. As used in this Agreement, the term "information" includes all information concerning technical, administrative, management, financial, or marketing activities (such as design, manufacturing and procurement specifications, procedures, manufacturing process, information processing processes or programs, marketing plans and strategies, plans for future development, customer and employee names or other data, and cost and financial data) and the term "material" includes all physical embodiments of information (such as drawings, specification sheets, recording media for machine information processing systems, documentation of all types, contracts, reports, customer lists, manuals, quotations, proposals, correspondence, and samples).

    10. (a) You agree that for a period of five years after the Resignation Date, you will not, manage, operate, control or participate in the management, operation or control or be connected as a director, officer, partner, employee, consultant or in any similar capacity with any company listed in a letter of even date herewith provided to you from the Company (a "Named Company" or collectively the "Named Companies"), provided however, there shall be no breach of this provision if you become a director, officer, partner, employee or consultant of, or act in any similar capacity for, an entity other than one of the Named Companies (the "New Company") and the New Company either has entered or later enters into a business relationship with a Named Company to market and sell a Named Company product(s) and/or service(s) which is (are) competitive with a Company product(s) or service(s), as long as revenues received by the New Company from the same of such product(s) and/or service(s) are, in the aggregate, less than fifty percent (50%) of the New Company' total annual revenue.

        (b) The foregoing restriction shall apply worldwide.

        (c) The terms of Paragraphs 10(a) and 10(b) shall cease to apply in the event of a Change in Control (as hereinafter defined) of the Company.

        (d) For purposes of this Agreement, a "Change in Control" shall have occurred if at any time any of the following events shall occur:

               (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of the combined corporation or person immediately after such transaction are held in the aggregate by the holders of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

               (ii) The Company sells or otherwise transfers all or substantiallly all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of the Voting Stock of the Company immediately prior to such sale or transfer,

               (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the 1934 Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) or the 1934 Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the 1934 Act) of securities representing 25% or more of the Voting Stock;

               (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the 1934 Act disclosing in respnse to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

               (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period;

provided, however, that notwithstanding the foregoing provisions of this subparagraph (d), a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, (iv) any corporation or legal person approved by the Board prior to the occurrence of the event that, absent such approval by the Board, would have constituted a Change in Control, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the 1934 Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

        11. You acknowledge that irreparable injury might result to the business and property of the Company in the event your breach of any of the agreements contained in this Agreement. You recognize further that, in the event of such a breach, or the substantial likelihood such a breach will occur, the Company intends to take legal action, and to seek injunctive relief if available, in accordance with the language and spirit of this Agreement, in order to protect fully its interest and property.

        12. The invalidity or unenforceability of any provision hereby or the invalidity or unenforceability or any provision hereof as applied to a particular occurrence or circumstance shall not affect the validity or enforceability of any other provision hereof or any other application of any such provision. If one or more of the provisions contained herein shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them) so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

        13. This Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts of the United States of America, without giving effect to the principles of conflicts of law thereof.

        14. This letter agreement represents the complete and exclusive agreement and understanding relating to the termination of your employment and supersedes any and all prior agreement of understanding, written or oral, between the Company and you with respect to the subject matter.

        15. You represent that you have read this letter agreement, fully understand the terms and conditions of this letter agreement, and are voluntarily executing this letter agreement. In entering this letter agreement, you do not rely on any representation, promise or inducement made by the Company, with the exception of the consideration described in this letter agreement.

        16. This letter agreement may be executed in any number of counterparts, each of which shall constitute an original, but which taken together shall constitute one instrument.

     17. You may revoke this letter agreement for a period of seven days following its execution, and this letter agreement shall not become effective or enforceable until this revocation period has expired.



Sincerely,
MARCAM CORPORATION


By:______________________
   Michael J. Quinlan
   President and Chief Executive Officer


AGREED TO AND ACCEPTED:

By:_____________________
     Paul A. Margolis

                                   Exhibit A

                          Paul Margolis Stock Options

                Date                                             Outstanding
Participant     of Grant    Number of Shares   Price per Share   Exerciseable
- - -----------     --------    ----------------   ---------------   ------------
Margolis        09/22/92    200,000            $23.25            0
                10/01/92    17,987             $20.50            14,390
                02/21/94    100,000            $13.125           0

                Total       317,987               .              14,390